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                                                                   Exhibit 99.1

              WESCO INTERNATIONAL, INC. REPORTS THIRD QUARTER 2001
                                FINANCIAL RESULTS



              Contact: Stephen A. Van Oss, Chief Financial Officer
          WESCO International, Inc. (412) 454-2271, Fax: (412) 454-2477
                            http://www.wescodist.com


Pittsburgh, PA, October 24, 2001 - WESCO International, Inc. [NYSE:WCC], a leading provider of electrical MRO products, construction materials, and advanced integrated supply procurement outsourcing services, today announced its 2001 third quarter financial results.

Sales for the third quarter of 2001 were $905.6 million, down 7.2% from the third quarter of 2000. Sales from core operations for the quarter were down 10.2% from last year's third quarter and were partially offset by increased sales from acquisitions. Gross margins for the quarter were 17.6%, slightly better than the second quarter 2001 results, but below the 18.3% recorded in the third quarter of 2000. The decline in gross profit margins is primarily attributable to lower supplier discounts and rebates resulting from reduced sales activity and inventory reduction initiatives. Earnings before interest, taxes, depreciation and amortization (EBITDA) for the third quarter were $32.2 million, a decrease of $16.5 million from the third quarter of 2000. Net income was $5.1 million, compared to $14.6 million in 2000. Diluted earnings per share for the third quarter of 2001 were $0.11 compared to $0.31 in the third quarter of 2000.

Commenting on the quarter's results, Stephen A. Van Oss, Vice President and Chief Financial Officer, stated, "We have taken significant actions to address the current economic environment and our expectation of continued near-term weakness. Expenses have been systematically reduced through across-the-board cost reduction initiatives with absolute spending down over 7% or $9.8 million from the first quarter. Our productivity per employee is up and targeted reduction programs in payroll expenses will continue during the fourth quarter. We strengthened our capital structure in August through the issuance of a $100 million subordinated bond offering. For the nine months ending September 30, we generated $65 million of cash before funding $11 million of capital expenditures, and reduced debt by $12 million and accounts payables by $38 million. The Company will continue to proactively manage its cost structure, focus on working capital and reduce debt in these uncertain economic times."


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Sales for the nine months ending September 30, 2001, were $2,777.7 million, a decrease of $114.6 million, or 4.0%, from the nine months ended September 30, 2000. Gross margins for the nine months were 17.7% compared to 17.9% in the prior year. EBITDA for the nine-month period was $98.1 million, a decrease of $31.5 million from the comparable period of 2000. Net income was $16.1 million, compared to $36.6 million in the first nine months of 2000. Diluted earnings per share were $0.34 for the period compared to $0.76 in the first nine months of 2000.

Chairman and CEO, Roy W. Haley, commented, "Market conditions continue to be challenging, and the decline in economic activity experienced by the Company in the first half of the year accelerated during the third quarter. The most significant impact has been seen in the industrial market segment with reduced customer spending in maintenance and repair, automation initiatives and project activity. Despite this, we are convinced that our market position has been improved during this period with new awards in our National Accounts programs running at record levels with over 25 new high-profile accounts being added this year."

Haley added, "We continue to adjust the cost structure of our operations in response to anticipated further declines in economic activity. Earnings are likely to remain under pressure for several more quarters, but WESCO is well positioned to serve its growing customer base and will achieve improved profitability as economic conditions improve."


Teleconference
WESCO will conduct a teleconference to discuss the third quarter earnings as described in this News Release on Wednesday, October 24, 2001, at 11:00 a.m. E.D.T. The conference call will be broadcast live over the Internet and can be accessed at http://www.shareholder.com/wesco/medialist.cfm or from the Company's home page at http://www.wescodist.com. The conference call will be archived on this Internet site for 14 days.



                                      # # #



WESCO International, Inc. [NYSE: WCC] is a publicly traded Fortune 500 holding company, headquartered in Pittsburgh, Pennsylvania, whose primary operating entity is WESCO Distribution, Inc. WESCO Distribution is a leading distributor of MRO (maintenance, repair, and operating) products, construction materials, and advanced integrated supply procurement outsourcing services. It operates approximately 360 full service branches throughout North America. WESCO's 6,100 employees were responsible for generating and supporting 2000 annual product sales of approximately $3.9 billion. These sales represent more than 130,000 of the most recognized and commonly used industrial and construction products. Major markets served by WESCO include commercial and industrial construction, industrial process and discrete manufacturers, large industrial OEMs (original equipment manufacturers), data communications and electric utilities.


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                                      # # #


The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as well as the Company's other reports filed with the Securities and Exchange Commission. WESCO's Internet address is: http://www.wescodist.com.

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                            WESCO INTERNATIONAL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    ($ in millions, except per share amounts)
                                   (unaudited)

                                             THREE MONTHS ENDED              THREE MONTHS ENDED
                                             SEPTEMBER 30, 2001              SEPTEMBER 30, 2000
                                             ------------------              ------------------
Net sales                                                $905.6                          $976.3
Cost of sales                                             746.4                           797.4
                                                         ------                          ------
   Gross Profit                                           159.2    17.6%                  178.9    18.3%
Selling, general & admin. expenses                        127.0    14.0%                  130.2    13.3%
Depreciation & amortization                                 7.9                             6.4
                                                         ------                          ------
   Income from operations                                  24.3     2.7%                   42.3     4.3%
Interest expense, net                                      11.9                            11.0
Other expense                                               3.9                             7.0
                                                         ------                          ------
   Income before income taxes                               8.5     0.9%                   24.3     2.5%
Provision for income taxes                                  3.4                             9.7
                                                         ------                          ------
   Net income                                            $  5.1     0.6%                 $ 14.6     1.5%
                                                         ======                          ======

EBITDA                                                   $ 32.2     3.6%                  $48.7     5.0%

Diluted earnings per common share:
   Net income                                             $0.11                           $0.31

Weighted Average Shares Outstanding                        46.9                            47.4

                                              NINE MONTHS ENDED               NINE MONTHS ENDED
                                             SEPTEMBER 30, 2001              SEPTEMBER 30, 2000
                                             ------------------              ------------------
Net sales                                              $2,777.7                        $2,892.3
Cost of sales                                           2,286.5                         2,374.5
                                                       --------                        --------
   Gross Profit                                           491.2    17.7%                  517.8    17.9%
Selling, general & admin. expenses                        393.1    14.2%                  388.2    13.4%
Depreciation & amortization                                22.9                            17.8
                                                       --------                        --------
   Income from operations                                  75.2     2.7%                  111.8     3.9%
Interest expense, net                                      33.9                            32.7
Other expense                                              14.5                            18.2
                                                       --------                        --------
   Income before income taxes                              26.8     1.0%                   60.9     2.1%
Provision for income taxes                                 10.7                            24.3
                                                       --------                        --------
   Net income                                          $   16.1     0.6%               $   36.6     1.3%
                                                       ========                        ========

EBITDA                                                    $98.1     3.5%                 $129.6     4.5%

Diluted earnings per common share:
   Net income                                             $0.34                           $0.76
Weighted Average Shares Outstanding                        47.0                            48.0